FingerMotion’s Advanced Command & Communication(C2) Platform Awarded National Certification from China’s Ministry of Industry and Information Technology

SINGAPORE / NEWSFILE / AUGUST 19, 2024 / FingerMotion, Inc. (NASDAQ: FNGR) (the “Company” or “FingerMotion”), a mobile services and data company, today announced that the Advanced Mobile Integrated C2 Platform, developed by Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”) and integrated with the Maxus vehicles produced by SAIC Motor Corporation Limited (“SAIC Maxus”), has officially received national certification from China’s Ministry of Industry and Information Technology (“MIIT”). As the first certification of its kind, it is expected to allow JiuGe Technology to expedite the distribution of the emergency response vehicles China-wide.

“We are proud to receive this certification from the Ministry of Industry and Information Technology”, said Martin Shen, CEO of FingerMotion. “This national certification from MIIT confirms the platform’s quality, reliability, and advanced technological features, allowing us to begin assembling and rolling out the vehicles with our platform and equipment. We remain strongly committed to developing and deploying innovative, cost-effective and quick-to-deploy solutions that address the critical needs of government agencies and first responders.”

Since 2023, JiuGe Technology has been working closely with SAIC Maxus to design and develop a highly operational, advanced and cost-effective civil emergency response vehicle. Engineered to revolutionize the way emergency response is conducted in China, the vehicle is a fully self-contained and independent platform that can handle the most difficult terrains, extreme climate conditions and public communication network outages.

The SAIC Maxus pickup truck is equipped with the Advanced Mobile Integrated C2 Platform featuring a unified in-vehicle communications unit, smart PTZ (pan-tilt-zoom) cameras, a satellite communications terminal, an unmanned aerial vehicle and a dispatch system integrated with multiple networks. This will allow the transmittal of accurate, critical information to be performed in real-time, enabling effective decision-making and resource planning.

Furthermore, JiuGe Technology has participated and tested these vehicles in major national-level emergency response drills, such as the recent Jinhua National Emergency Mission 2024 and Huzhou Anji Mountain Emergency Drill. During these exercises, the vehicles showcased their exceptional ability to navigate extreme conditions, ensuring that emergency response agencies can rely on these vehicles and the platform to operate effectively in any environment.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com/

Company Contact:
FingerMotion, Inc.
For further information e-mail: info@fingermotion.com
Phone: 718-269-3366

Investor Relations Contact:
Skyline Corporate Communications Group, LLC
Scott Powell, President
One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: (646) 893-5835
Email: info@skylineccg.com

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